UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  December 14, 2010

Commission File Number	Exact name of registrants as specified in their charters, address of principal executive offices and registrants' telephone number	IRS Employer Identification Number

1-8841	NEXTERA ENERGY, INC.	59-2449419
2-27612	FLORIDA POWER & LIGHT COMPANY	59-0247775
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01  Other Events

On December 14, 2010, the Florida Public Service Commission (FPSC) voted to approve the stipulation and settlement between Florida Power & Light Company (FPL), the State of Florida Office of Public Counsel, the Florida Attorney General’s Office and all other principal parties regarding FPL's 2009 rate case (2010 rate agreement).  The 2010 rate agreement, which will be effective through December 31, 2012, resolves all matters in FPL’s 2009 rate case.  Key elements of the 2010 rate agreement are as follows:

•	Subject to the provisions of the 2010 rate agreement, retail base rates will be effectively frozen through the end of 2012.
•
Incremental cost recovery through FPL’s capacity cost recovery clause for the new combined-cycle natural gas unit at FPL’s West County Energy Center, which is expected to be placed in service by mid-2011, will be permitted up to the amount of the projected fuel savings for customers during the term of the 2010 rate agreement.

•
Future storm restoration costs would be recoverable on an accelerated basis beginning 60 days from the filing of a cost recovery petition but capped at an amount that produces no more than a $4 surcharge for every 1,000 kilowatt hours of usage on residential bills during the first 12 months of cost recovery.  Any additional costs would be eligible for recovery in subsequent years.  If storm restoration costs exceed $800 million in any given calendar year, FPL may request an increase to the $4 surcharge for the amount above $800 million.

•
If FPL's earned regulatory return on common equity (ROE) falls below 9%, FPL may seek retail base rate relief.  If FPL's earned regulatory ROE rises above 11%, the parties to the 2010 rate agreement may seek a reduction in FPL’s retail base rates.  In determining the regulatory ROE for all purposes under the 2010 rate agreement, earnings will be calculated using an actual, non-weather-adjusted basis.

•
FPL can vary the amount of its FPSC-determined surplus depreciation of approximately $895 million that it takes as a credit in any year up to a cap in 2010 of $267 million, a cap in subsequent years of $267 million plus the amount of any unused portion from prior years, and a cap of $776 million over the course of the 2010 rate agreement, provided that in any year of the 2010 rate agreement, including 2010, FPL must use at least enough surplus depreciation to maintain a 9% earned regulatory ROE but may not use any amount of surplus depreciation that would result in an earned regulatory ROE in excess of 11%.

•
All motions for reconsideration of the FPSC's March 2010 rate order, including FPL’s motion for reconsideration and clarification filed in April 2010, will be withdrawn, and all parties agree to not appeal that order.

The FPSC is expected to issue a final order on or before January 31, 2011, reflecting its decision to approve the 2010 rate agreement.  Parties which did not sign the 2010 rate agreement will have the right to appeal the order within 30 days following its issuance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

NEXTERA ENERGY, INC.
FLORIDA POWER & LIGHT COMPANY
(Registrants)

Date:  December 15, 2010

CHRIS N. FROGGATT
Chris N. Froggatt Vice President, Controller and Chief Accounting Officer of NextEra Energy, Inc.

KIMBERLY OUSDAHL
Kimberly Ousdahl Vice President, Controller and Chief Accounting Officer of Florida Power & Light Company